Exhibit 10.3

MEMBER ASSET CONTRIBUTION AGREEMENT

THIS ASSET CONTRIBUTION AGREEMENT (this “Agreement”), is made this 15th day of February, 2022 by and between Exchange Health, LLC, a Michigan limited liability company (“Member”) and SOSRx LLC, a Delaware limited liability company (“Company”). The Company and the Member shall be individually referred to herein as a “Party” and collectively referred to herein as the “Parties.

RECITALS

WHEREAS Member is engaged in the pharmacy services and pharmaceutical distribution business in the United States (the “Business”);

WHEREAS Company shall be a joint venture in the pharmacy services and pharmaceutical distribution business with Member and TRxADE HEALTH, INC., a Delaware corporation, as the other member, pursuant to the Operating Agreement (described below);

WHEREAS Member desires to contribute to the Company certain assets and assign certain contracts as set forth herein in consideration of Company admitting Member as a member of Company pursuant to the terms and conditions as set forth in the operating agreement attached as Exhibit A (the “Operating Agreement”); and

NOW, THEREFORE, in consideration of the premises and the respective warranties, representations, covenants and agreements hereinafter set forth, Member and Company hereby mutually agree as follows:

1. Contributed Assets. Member agrees to sell, assign, transfer and deliver to Company, and Company agrees to purchase from Member, on the Closing Date (as defined in Section 4 hereof), all of the right, title and interest of Member in and to all of the following assets which are owned and/or used by Member in connection with the Business, free and clear of all security interests, liens, claims and other encumbrances:

(a) the specific assets listed on Schedule 1, attached hereto (collectively, the “Contributed Assets”); and

(b) other contracts (if any) set forth as Assumed Contracts and Permits (defined below) and contemplated in Schedule 3 attached hereto and made a part hereof.

The Contributed Assets shall not include, and Member shall retain, all other assets other than the Contributed Assets, including, but not limited to, cash, certificates of deposit, contracts (other than the Assumed Contracts), accounts receivable, Benefit Plans (collectively, the “Non-Assumed Assets”), fully listed and enumerated on Schedule 4 attached hereto.

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2. Contracts Assumed by Company. Company and Member agree that Company shall not assume, nor shall Company in any way be responsible for, any liability, obligation, claim or commitment, contingent, actual or otherwise, known or unknown, of Member or any of its shareholders, directors, principals, officers, employees or agents, it being expressly understood and agreed that Member shall continue to be responsible for any and all liabilities, obligations, claims or commitments of Member and the Business entered into on or prior to and after the Closing Date, including but not limited to, any sales, income, payroll or other taxes, employee Benefit Plans, obligations to other creditors including vendors, employees and customers or other liabilities, obligations, claims, any other claims or liabilities arising out of the operation of the Business prior to and after the Closing Date, or the ownership of the Contributed Assets prior to the Closing Date, or commitments of the Member incurred in connection with the transactions contemplated hereby. Notwithstanding the preceding sentence, Company agrees that it will, on the Closing Date, assume and agree to perform and discharge solely and only those specific obligations and commitments of Member set forth as leases, agreements and contracts and liabilities specifically set forth on Schedule 3 (the “Assumed Contracts”), and only to the extent that those obligations and commitments are incurred and arise after the Closing Date.

3. Purchase Price, Payment, and Liabilities.

(a) Purchase Price and Payment. The total purchase price (the “Purchase Price”) for the Contributed Assets shall be the membership interests and rights to held by Member described in the Operating Agreement, attached hereto as Exhibit A; and

(b) Liabilities.

(1) It is understood that the Company is not assuming any of Member’s liabilities or obligations other than the obligations and commitments of Member arising under the Assumed Contracts (and only as they are incurred after the Closing Date), and Member agrees to pay and discharge all of its other liabilities and obligations promptly as due and in due course.

(3) Member agrees to pay the cost of any sales, transfer or similar taxes payable in connection with the sale, assignment, and transfer of the Contributed Assets and the assumption of the Assumed Contracts. Any sales or use taxes imposed upon the operation of the Business prior to Closing Date shall be paid by Member and any such taxes imposed upon the operation of the Business on or after the Closing Date shall be paid by Company. Any personal property taxes imposed upon the Business with respect to tangible personal property included in the Contributed Assets shall be paid by the Member with respect to the period prior to and on the Closing Date.

4. Closing.

(a) The Closing (“Closing”) of the transfer of the Contributed Assets and the assumption of the Assumed Contracts shall take place upon the simultaneous execution of the Operating Agreement and this Agreement (the “Closing Date”).

(b) At the Closing, Member shall deliver to Company the following:

(1) such bill of sale or other good and sufficient instruments of assignment, transfer and conveyance as Company shall request, to convey and to transfer to Company all right, title and interest of Member in the Contributed Assets to Company, free and clear of all security interests, liens, claims and encumbrances;

(2) such other instrument or instruments of transfer, if any, as Company shall reasonably request to vest in the Company good and marketable title to the Contributed Assets;

(3) delivery of Required Consents (as defined in Section 7(b) hereof), fully executed by all parties;

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(4) all requisite resolutions or actions of the Member’s managers and members approving the execution and delivery of this Agreement and the consummation of the transaction contemplated herein.

(6) delivery of all other documents and instruments necessary to release and discharge all liens, claims, security interests and other encumbrances on all Contributed Assets.

(c) At the Closing, Company shall deliver to Member the following:

(1) the fully executed Operating Agreement; and

(2) the assumption agreement in the form attached hereto as Exhibit B, to assume the Assumed Contracts.

5. Representations, Warranties and Covenants

5.1 Of the Member. Member represents and warrants, and from and after this date, covenants to Company as follows:

(a) Organization and Authority. Member is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Member has been duly authorized and approved by its members and its managers, and will not violate its organization documents, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order. Member has delivered to Company true and complete copies of its organization documents.

(b) Absence of Conflicts. The execution and delivery by Member of this Agreement does not, and the completion of the transactions contemplated by this Agreement will not, result in any conflict with, breach of, or termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach of, or termination or forfeiture under) any terms or provisions of the charter documents, as amended, of Member or any statute, rule, regulation, judicial or governmental decree, order, judgment, agreement, lease, loan agreement, debenture, indenture, mortgage or other instrument to which Member is a party or to which any of its assets are subject and which individually or in the aggregate is material to Member.

(c) Enforceability. Upon the due execution and delivery by the parties, this Agreement, and all other instruments, documents and agreements to be delivered by Member in connection therewith, are the legal, valid and binding obligation enforceable against each of them in accordance with its, and their, terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

(d) Equity Investments. Member hereby certifies that it has no direct or indirect equity interest in any other corporation, partnership, joint venture or other entity.

(e) Compliance with Applicable Laws. Member has duly complied with all applicable laws, rules, regulations, ordinances, and all judgments, orders, rulings, and decrees of all federal, state and local governmental authorities (collectively, “Laws”).

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(f) Title and Solvency. Member has and will transfer to Company good and marketable title to the Contributed Assets. The Contributed Assets are free and clear of restrictions on or conditions to transfer or assignment. The Contributed Assets will be transferred to Company free and clear of mortgages, liabilities, obligations, security interests, liens, encumbrances, claims and restrictions, except for the Assumed Contracts. The Contributed Assets are not held under any leases, security agreements, conditional sales contracts, or other title retention arrangements. Except for the Non-Assumed Assets listed on Schedule 4, the Contributed Assets constitute all of the property now used in the Business and necessary for the conduct of the Business in the manner and to the extent presently conducted and operated, including all licenses necessary for the operation of the Business by the Company. As of and based on the financial condition of Member as of the Closing Date, after giving effect to the transactions contemplated hereby and the receipt by Member of the Purchase Price, the fair saleable value of Member’s remaining assets exceeds the amount that will be required to be paid on or in respect of Member’s debts and other liabilities (including known contingent liabilities) as they mature.

(g) Financial Statements. The unaudited financial statements of Member as of the year ended December 31, 2021, attached hereto as Schedule 5.1(g) (including balance sheets, income and cash flow statements) (the “Financial Statements”), fairly present the financial condition and results of operations of Member for the period then ended.

(h) No Liabilities. Member is not subject to any liability (including without limitation, unasserted claims whether know or contingent) whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Financial Statements, other than those liabilities are specifically listed on Schedule 5.1(h) hereto.

(i) Taxes. Member has filed all income, franchise, employment, payroll, sales, use and other tax returns required to be filed by the Closing Date, has paid when due all taxes shown to be payable therein and has no tax liens or any pending or threatened assessment for taxes in addition to those payable therein. Company shall not become liable, as the result of the consummation of the transactions contemplated herein, for any tax liability of Member, or for any tax liability which relates to the Business or the Contributed Assets, under any federal, state, local or foreign income, excise, property, business, employment, occupation, sales, use or other taxes which accrued or arose on or prior to the Closing Date or which relate to any transaction that took place or event which occurred on or prior to the Closing Date.

(j) Litigation. There are no claims, actions, suits, arbitrations, criminal or civil investigations or proceedings pending or involving or, to the Knowledge of the Member threatened against the Member before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person. To the Knowledge of the Member, there is no valid basis for any claim, action, suit, arbitration, investigation or proceeding that could reasonably be expected to be adverse to the business, assets, operations, prospects or condition (financial or other) of the Member before or by any person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Member is a party that involve the transactions contemplated herein or that would have a material adverse effect on the business, assets, operations, prospects or condition (financial or other) of the Member.

(k) Other Tangible Personal Property. Schedule 5.1(k), is a complete and accurate schedule describing and specifying the location of, all equipment, computers, phones, furniture, supplies, documentation, and all other tangible personal property owned by, or in possession of, or used by the Member in connection with the Business. The property listed in Schedule 5.1(k) constitutes all such tangible personal property necessary for the conduct by Member of the Business as now conducted. The tangible personal property and equipment of Member included in the Contributed Assets is in good operating condition and repair, ordinary wear and tear excepted.

(l) Trade Names, Trademarks, and Copyrights. Member owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights necessary for the conduct of the Business. Member has not infringed, and is not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm or corporation. Member is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trademarks, service marks, trade names or applications for them.

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(m) Trade Secrets and Patent Rights. Member has the right and authority to use such inventions, trade secrets, processes, models, designs, and formulas as are necessary to conduct the Business. Member is not a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret, or formula used or usable in the Business. The operation of the Business has not and will not violate or infringe on any patent or other proprietary right of any person, firm or corporation.

(n) Intellectual Property Rights. As used herein, “Software” means any object code, source code, binary code, executable code, and any documentation for the Internet and computer software applications and technology. “Intellectual Property Rights” means all intellectual property rights, including without limitation: (1) patents, patent applications, and patent disclosures, together with all reissuances, certificates, continuations, continuations-in-part, divisionals, extensions, registrations, and reexaminations thereof and all inventions, whether or not patentable and whether or not reduced to practice, (2) trademarks, service marks, trade dress, logos, trade names, websites, website pages and addresses, Internet domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all certificates, applications, registrations, and renewals in connection therewith, (3) copyrightable works, copyrights, and all applications, registrations, renewals and moral rights (including any right to claim authorship to or to object to any distortion, mutilation, other modification or derogatory action in relation to a copyrightable work, whether or not such would be prejudicial to the author’s reputation, and any similar right, existing under common or statutory law, regardless of whether or not such right is denominated or generally referred to as a moral right) in connection therewith, (4) mask works and all applications, registrations, and renewals in connection therewith, (5) newsletters, magazines, books, handbooks, special reports, whitepapers videos, online education courses and membership programs currently offered by Member, seminars, conferences, classroom training programs and broadcast events offered by the Member, and (6) trade secrets, know-how and confidential business information (including ideas, research and development, inventions, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, discoveries, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans, proposals, and methods) owned or used or useful in connection therewith.

Member owns or possesses the entire right, title and interest in and to, or holds a license pursuant to an enforceable written agreement under, all Intellectual Property Rights contained with and/or necessary to use the Contributed Assets (including all Software) as currently used (collectively, the “Business Intellectual Property”). The Contributed Assets include all of the Intellectual Property Rights created, owned or held by Member or its respective affiliates that are used in the Business. All Business Intellectual Property has been and currently is subsisting, valid and enforceable and there has not been any act or omission by either Member or any of its respective affiliates that has had an adverse effect, or could have an adverse effect, on the validity or enforceability of any of Business Intellectual Property. The consummation of the transactions contemplated in this Agreement will not result in the loss or impairment of, nor require the consent of or payment to any other Person in respect of, Member’s rights to own, transfer, license or use any of the Business Intellectual Property, as owned or currently used by the Member.

None of the Business Intellectual Property, nor the content or use of the Contributed Assets violates, misappropriates or infringes, or otherwise conflicts with, the rights of another Person, including, without limitation, the Intellectual Property Rights of another Person. Member has not received any written or oral notice from any Person that the design, content, use, license or sale of the Contributed Assets or the Business Intellectual Property infringes or misappropriates the Intellectual Property Rights of any Person and to the Member’s Knowledge there are no bona fide grounds for such a claim. To the Member’s Knowledge, no other Person has infringed or misappropriated any part of or otherwise made any unauthorized use of the Business Intellectual Property.

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Schedule 5.1(n) contains a complete list of (i) all patents and pending patent applications; (ii) all trademarks, service marks and trade dress, including all registrations and applications; (iii) all copyrights, registered and unregistered; (iv) all domain name registrations and websites; (v) all Contracts to which a Member is a party or is otherwise obligated; and (vi) all written consents, settlements, judgments, injunctions, decrees, awards, stipulations, orders or similar litigation-related, or inter partes obligations to which any Member is a party or to which the Member is otherwise bound, and (vii) all Software, that are part of or relate to the Business Intellectual Property. Other than the Contracts identified in Schedule 5.1(n) Exclusions, pursuant to which Member has obtained a valid license from a third party, Member owns or possesses the entire right, title and interest in and to the Business Intellectual Property.

All Business Intellectual Property owned by Member Parties was developed solely by either (i) Member Owner individually, (ii) employees of a Member acting within the scope of his/her employment who have validly and irrevocably assigned to the Member all of his or her rights, including all Intellectual Property Rights therein or related thereto, or (iii) by third parties who have validly, irrevocably and exclusively assigned (or validly licensed, if not assignable) to the Member all of their rights, including to the extent assignable all Intellectual Property Rights therein or related thereto.

Member has taken industry standard best practices to protect the Business Intellectual Property, including, without limitation, its trade secrets, Source Code and databases. Member has not provided any confidential information related to the Business Intellectual Property to a third party except pursuant to written non-disclosure or other confidentiality agreements in a form reasonably sufficient to protect the Intellectual Property Rights embodied in such confidential information. Member is not under any contractual or other obligation to disclose to any third party any Business Intellectual Property. Member has not transferred ownership of, or granted any exclusive license with respect to, any Business Intellectual Property.

No Software contained in the Contributed Assets contains any computer program code authored, created, designed, developed or implemented by Member that incorporates, contains, references, interfaces with, uses, or links to, any Public Software in any manner that would require disclosure of the Software source code to the public. Schedule 5.1(n) Public Software includes a complete list of all Public Software or portion thereof that is in any way incorporated in, contained in, referenced by, interfaced with, used by, or linked to, by any Software in the Contributed Assets and an explanation of how such Public Software is used, and for Public Software that any Copyleft Public Software, an indication of whether the Public Software has been distributed or modified by or for Member. Member’s Knowledge, the Websites and Software contained in the Contributed Assets do not contain any computer code intentionally designed to disrupt, disable, or harm in any manner the operation of any software or hardware or to allow a third party to have access to the user’s computer or network without such user’s authority. None of the Software, or any portion thereof, contained in the Contributed Assets has been deposited or is obligated to be deposited pursuant to a source code escrow agreement or similar arrangement for the benefit of any Person, nor has Member made the Source Code, or any portion thereof, available to any Person. “Public Software” means any software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (2) the Artistic License (e.g., PERL); (3) the Mozilla Public License; (4) the Netscape Public License; (5) the Sun Community Source License (SCSL); (6) the Sun Industry Standards License (SISL); (7) the BSD License; (8) the Apache License; and (9) the Affero General Public License. “Copyleft Public Software” means Public Software subject to a license that requires, as a condition of use, modification or distribution, that such Public Software, or modifications or derivative works thereof, be made available or distributed in source code form or be licensed for the purpose of preparing derivative works or distribution at no fee. Copyleft Public Software includes, without limitation, Public Software subject to the (v) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (w) the Mozilla Public License; (x) the Sun Industry Standards License (SISL); (y) the Affero General Public License; and (z) to the extent applied to software, all Creative Commons “sharealike” licenses.

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All data that has been collected, stored, maintained or otherwise used by or in connection with the Contributed Assets has been collected, stored, maintained and used in accordance with applicable laws and any applicable agreements in all material respects. Member has not received a notice of noncompliance with applicable data protection laws, rules, regulations, guidelines or industry standards, or any terms of service, terms of use or other agreements applicable to third party websites or data or the gathering or collection thereof. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Business Intellectual Property and no governmental body, university, college, other educational institution or research center has any claim or right in or to the Business Intellectual Property. Member is not a party to any outstanding indemnification agreements to indemnify any other Person against any charge of infringement.

To Member’s Knowledge, the Software included in the Contributed Assets will perform the functions that Member has represented to Company that it will perform, substantially as described. To the Knowledge of Member, the Software does not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry), or other software routines or hardware components intentionally designed to permit unauthorized access, to disable or erase software, hardware, or data, or to perform any other similar type of unauthorized activities.

Schedule 5.1(n) Persons sets forth a complete and accurate list of each Person that has, or was provided by the Member with, a copy of the Member’s source code, including the source code for the Software set forth on Schedule 5.1(n) Persons; all of such Persons have executed valid confidentiality agreements with respect to such source code, none of which confidentiality agreements, to the Knowledge of the Company, has been breached. No current or former partner, director, officer, or employee of the Company will, after giving effect to each of the transactions contemplated herein, own or retain any rights in or to, have the right to receive any royalty or other payment with respect to, any of the Intellectual Property used or owned by the Company

(o) Compliance With ERISA; Benefit Plans.

(i) Schedule 5.1(o) sets forth a list and brief description of all “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), bonus, deferred compensation plans or arrangements, and other employee fringe benefit plans (all the foregoing being herein called “Benefit Plans”) maintained, or contributed to, by Member in connection with the Business for the benefit of any officers or employees as Member, whether of a legally binding nature or in the nature of informal understandings. Member has delivered to Company true, complete and correct summaries of (A) each Benefit Plan, (B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to any Benefit Plan (if any such report was required) and (C) each trust agreement and group annuity contract relating to any Benefit Plan.

(ii) Member is in compliance in all material respects with the provisions of ERISA and the regulations and published interpretations thereunder, no “reportable event” (as defined in Section 4043 of ERISA and the regulations thereunder) has occurred with respect to any Benefit Plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of Member or any of its Affiliates, and there are no unfunded vested liabilities under any such Benefit plan.

(p) No Defaults on Assumed Contracts. All leases, agreements and other contracts constituting the Assumed Contracts are valid and binding, enforceable, in full force and effect, are fully performed, and with no default or breach existing, or which would occur but for the existence of notice or the lapse of time. Member has provided Company complete and accurate written copies of all Assumed Contracts and any amendments thereto.

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(q) Contracts. Schedule 5.1(q) All Contracts, attached hereto, sets forth a complete and accurate list of all material agreements of the Member, written or oral (the “Contracts”), including without limitation, any (1) sales or adverting agreement or any agreement related to a commission; (2) any loan applications; (3) any contract for the future purchasers of products, materials, supplies, or services; (4) promissory note, loan agreement, or other agreement for the borrowing of money; and (5) non-competition agreement or similar agreement which restricts the Business from engaging in any aspect of its business in which it may engage. Member has provided Company complete and accurate copies of all written Contracts and summaries of all oral Contracts. Member has, in all material respects performed all the obligations required to be performed by it to date under the Contracts. Member is not in, or alleged to be in, material default under any of the Contracts, commitments, instruments, or obligations, and there exists no event, condition, or occurrence which, after notice of time, would constitute a material default by it of any Contract.

(r) Permits. Schedule 5.1(r), attached hereto, sets for all permits, certificates, licenses, consents, filings, sanctions, registrations, variances, exemptions, orders, authorizations and approvals Member holds, and has made all declarations and filings with, all governmental bodies for the operation of the Business as conducted in the past or as presently conducted including the sale, transport, export, import or shipment of any pharmaceutical materials (whether in tangible form or otherwise) to any jurisdiction (collectively, the “Permits”). No suspension or cancellation of any such governmental Permit is pending or, to the knowledge of any Member, threatened. Each such Permit is valid and in full force and effect, and Member is in compliance in all material respects with the terms of such Permits. All such Permits shall be validly assumed and transferred to Company at the Closing.

(s) Related Party Transactions. Except as set forth in Schedule 5.1(s), no Related Party (i) has borrowed money from or loaned money or equipment to Member or any Member Party that is currently outstanding or otherwise has any cause of action or claim against Member, (ii) has any direct or indirect ownership interest in any property or asset used or developed by or for Member in the conduct of the Business except through such Person’s ownership of Member Interests, (iii) has or has had any direct or indirect ownership interest in, or served as an officer, director, employee or consultant of, any company which is a present competitor, supplier or customer of the Business or (iv) is a party to any agreement or is engaged in any ongoing transaction with Member other than employment in the ordinary course of the Business. “Related Party” means (i) any owner of the Member, (ii) any manager, member, partner, shareholder, equityholder, director, or officer of the Member, (iv) any family member of any Member and (v) any Affiliate of any Member.

(t) Restrictions on Business Activities. Except as set forth in Schedule 5.1(t) Restrictions: (a) none of the Contracts imposes (i) any non-compete obligation; (ii) any non-solicitation obligation; (iii) any restriction on the ability of Company to purchase the Contributed Assets; (iv) any restrictions on the ability of Company to operate the Business in the manner in which the Business has been or is currently conducted by Member, nor any restriction on Member’s or, after the Closing, Company’s operation of the Business in any geographic area; (v) any “most favored nations” or similar obligation to offer terms included in or based on another contract; or (vi) any consent to assignment requirements other than as set forth in the Required Consents on Schedule 2 hereof and (b) Member is not subject to any rule or pending legislative or regulatory initiative, under which Member is, or after the Closing Company would be, restricted from selling, licensing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of any market.

(u) Product and Service Warranties. Each product or service sold, licensed, distributed, delivered or offered by Member is in conformity with all applicable contractual commitments and all express warranties in all material respects, and Member has no liability (and, to the Knowledge of Member, there is no basis for any present or future claim against Member giving rise to any liability) for violations thereof or other damages in connection therewith. No product sold, licensed, distributed or delivered by Member is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease, except for such guarantees, warranties and indemnities that are implied under applicable law and not disclaimable.

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(v) Full Disclosure. Neither this Agreement (including any Exhibit or Schedule hereto), nor any report, certificate or instrument furnished to Company in connection with the transactions contemplated in this Agreement or the Operating Agreement, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, not misleading. All information or documents concerning the Member supplied in writing to Company or their respective agents during the due diligence process was, when given, true and accurate and complete in all material respects and there is no fact or matter which has not been disclosed in writing which renders any such information or document untrue or misleading at the date of this Agreement. No Member has any Knowledge of any information or fact pertaining to Member or the Business, assets or properties that have not been disclosed in this Agreement, the Schedules and Exhibits hereto, except for any facts relating solely to general economic, business or political developments affecting the economy generally, that could reasonably be expected (with or without the passage of time or both) to result in a material adverse effect on Member, the Contributed Assets or the Business.

(w) Securities Representations.

(i) Member recognizes that the membership interests of the of the Company and any shares of common stock of TRxADE HEALTH, Inc. which may be contributed to the Company pursuant to the terms of the earnout set forth in the Operating Agreement (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “1933 Act,” or the “Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Member/Company may not sell the Securities without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale. Neither Trxade Health/Company is under any obligation to register such Securities under the 1933 Act or under any state “Blue Sky” laws prior to or subsequent to their issuance;

(ii) Member is an “accredited investor” as such term is defined under Rule 501 of the Act;

(iii) Member has such knowledge and experience in financial and business matters such that Member is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

(iv) Member recognizes that an investment in the Securities is a speculative venture and that the total amount of consideration tendered in connection with the Securities is placed at the risk of the business and may be completely lost. The ownership of the Securities as an investment involves special risks;

(v) Member confirms and represents that it is able (i) to bear the economic risk of the Securities, (ii) to hold the Securities (to the extent acquired by the Member) for an indefinite period of time, and (iii) to afford a complete loss of the Securities. Member also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Securities;

(vi) Member has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for it;

(vii) Trxade Health/Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Securities, and Member is solely responsible for determining the status, in its hands, of the Securities acquired (to the extent acquired by the Member) and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Securities;

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(viii) The Member is acquiring the Securities (to the extent acquired) for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require its sale or distribution of the Securities; and

(ix) Member understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

6. Representations, Warranties and Covenants of Company. Company hereby represents and warrants, and from and after this date covenants to Company as follows:

(a) Organization and Authority. Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Company has been duly authorized and approved by its Board of Directors, and will not violate its Articles of Incorporation, By-Laws, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order.

(b) Absence of Conflicts. The execution and delivery by Company of this Agreement does not, and the completion of the transactions contemplated by this Agreement will not, result in any conflict with, breach of, or termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach of, or termination or forfeiture under) any terms or provisions of the charter documents, as amended, of Member or any statute, rule, regulation, judicial or governmental decree, order, judgment, agreement, lease, loan agreement, debenture, indenture, mortgage or other instrument to which Company is a party or to which any of its assets are subject and which individually or in the aggregate is material to Company.

(c) Enforceability. Upon the due execution and delivery by the Parties, this Agreement will be a binding obligation of Company enforceable against Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

7. Actions Prior to and after the Closing Date. The respective parties hereto covenant and agree to take the following actions:

(a) Consents and Approvals. Member shall promptly to obtain all consents and amendments from parties to the Assumed Contracts on Schedule 2 which require consent, together with estoppel letters from parties to material agreements (the “Required Consents”).

(b) Member’s Employees and Member’s Business. On and as of the Closing Date, Member will take all action necessary to terminate the employees of the Business and shall pay such employees all sums (whether payroll, bonus, severance, vacation or otherwise) due to them through the close of business on the Closing Date, and to further terminated Member’s Business (other this it’s operation through the Company as its successor).

(c) Payment of Liabilities. Member shall pay or otherwise satisfy in the ordinary course all of its liabilities and obligations prior the Closing Date. After the Closing Date, Member shall pay or make adequate provision for payment, in full, of all its liabilities and tax and all obligations other than the Assumed Contracts.

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(d) Cooperation. Member shall provide Company with such assistance as may be reasonably requested by them in connection with the preparation of any tax returns, or financial or accounting audit of Company which involve the Member, it’s business, the Contributed Assets, and/or the Assumed Contracts.

(e) Cease of Business Operations. Member shall cease all Business operations after the Closing Date, other than to receive consideration under this Agreement and Operating Agreement, and Member shall change its name to something unrelated to the Business.

8. Indemnification. Member hereby agrees to hold harmless and indemnify Company and all of the other members thereof (other than Member) from all claims, loss, damage, cost and expense (including attorney’s fees) (collectively “Indemnified Costs”) arising from or in connection with prosecuting, settling, investigating, or defending any breach by Member of the warranties, representations and covenants set forth in this Agreement, or pursuant to any third-party indemnification claim related thereto.

9. Survival of Provisions. The agreements, representations and warranties by Member under this Agreement shall survive the contribution of the Contributed Assets to Company and shall not be deemed to be merged into any document executed hereunder.

10. General Provisions.

(a) Notices. All notices and other communications hereunder shall be in writing. Notices shall be delivered personally, by registered or certified mail, or by commercial courier, return receipt requested. Notices shall be effective when delivered in this manner and will to be deemed given on the date the notice is delivered to the following address:

If to Member:

Exchange Health, LLC

45340 Hanford Rd, Canton, MI 48187

If to Company:

SOSRx, LLC

2420 Brunello Trace, Lutz, FL 33558

(b) Entire Agreement, Amendment. This Agreement together with all of the Exhibits, Schedules and other documents referred to herein constitutes the entire Agreement between the parties with reference to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, regarding the subject matter hereof, and may only be changed or modified in writing.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements made and performed in Delaware by residents of Delaware.

(d) Counterparts. This Agreement may be executed in counter parts, each of which shall be considered one and the same agreement.

(e) Specific Performance. The parties acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

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(f) Disputes. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof to shall be settled under the conflict resolution procedures of the Operating Agreement, incorporated herein by reference.

(g) Severability of Provisions. If any provision of this Agreement shall be held invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby.

(h) Assignment, Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned by any party whether by operation of law or otherwise without the prior written consent of the other party.

(i) Third Parties. This Agreement is not intended, and shall not be construed, to confer upon any person other than the parties any rights or remedies, other than Trxade Health, Inc., a Delaware corporation, who as a member of the Company is a designated third party beneficiary. The headings contained in this Agreement are for reference only and shall not affect the meaning of any section.

(j) Fees, Costs and Expenses. Unless specifically stated to the contrary in this Agreement, all expenses incurred in connection with the transactions contemplated by this Agreement shall be the sole responsibility of the party incurring such expenses. Such expenses shall include fees incurred for accountants, investment bankers, brokers and legal counsel.

(k) Knowledge Defined. A Person will be deemed to have “Knowledge” of a particular fact or other matter if such Person is actually aware of such fact or matter, with an obligation to undertake a reasonable investigation in a reasonable amount of due diligence of such fact or matter. A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving as a director, officer, partner, member, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

(l) Person Defined. Any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date and year first above written.

COMPANY: SOSRx, LLC.

By:
Suren Ajjarapu, Authorized Manager

MEMBER: Exchange Health, LLC

By:
Hem Pandya, President

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